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                                                                      Exhibit 22

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 17, 1999


TO THE STOCKHOLDERS OF CITIZENS FINANCIAL CORP.:

Notice is hereby given that the Annual Meeting of Stockholders of Citizens Financial Corp. will be held in the lobby of the Citizens National Bank of Elkins, 211-213 Third Street, Elkins, West Virginia, on Saturday, April 17, 1999, at 11:00 A.M., for the purpose of voting on the following matters:

     1.   To fix the maximum number of Directors at nine (9).

     2. To elect four (4) Directors to serve a full three-year term expiring in 2002. The nominees are: Max L.
          Armentrout; Raymond L. Fair; John F. Harris; and L. T.
          Williams.

          In addition to the foregoing nominees, the following five (5) persons presently are serving as members of the Board of Directors, for terms to expire in the year indicated for each member: Virginia C. Chabut (2001); Robert J. Schoonover (2001); Emery Thompson, Jr.
          (2001); Robert W. Alday (2000); Cyrus K. Kump (2000).

     3.   To consider proposed amendments to several sections of
          Item 7 of the Certificate of Incorporation. Changes such as those proposed are often referred to as "antitakeover provisions" and are designed to reduce the likelihood of the company being acquired in a transaction believed not to be in the best interests of the shareholders by the Board of Directors. The proposed revised sections are as follows:

          Item 7, Section (D) is proposed to read as follows:

               (D)  Director's Personal Liability. No director shall be
                    -----------------------------
               personally liable to the corporation or its stockholders for monetary damages for any breach of duty by such directors as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH (D) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. The bylaws of the corporation shall govern the implementation of this provision and related matters consistent herewith.

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Notice of Annual Meeting of Stockholders
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          Item 7, Section (F) is proposed to read as follows:

               (F) Acquisition Transactions
                   ------------------------

                       (1) Board of Directors Considerations. The board of
                           ---------------------------------
                           directors, if it deems it advisable, may oppose or decline an acquisition transaction (defined below). When considering whether to oppose or decline an acquisition transaction, the board of directors shall consider all pertinent issues which, by way of illustration and not of limitation, may include any and all of the following:


                              (a) Whether the price is acceptable based on the historical and present operating results or financial condition of the corporation;

                              (b)  Whether a more favorable price could be
                                   obtained for the corporation's securities in the future;

                              (c) The impact which an acquisition transaction would have on employees, depositors, or customers of the corporation and it's subsidiaries in the community which they serve.

                              (d) The reputation and business practices of the offeror and it's management and affiliates as they would affect the employees, depositors, and customers of the corporation and it's subsidiaries and the future value of the corporation's stock;

                              (e) The value of the securities, if any, which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered; and

                              (f) Any antitrust or other legal or regulatory issues that are raised by the offeror.

                              If the board of directors upon consideration of all pertinent issues, determines that an acquisition should be declined or opposed, it may take any lawful action to accomplish such purpose, including but not limited to any and all of the following: advising stockholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; issuing the authorized but unissued securities or treasury stock of the corporation or granting options with respect thereto, or obtaining a more favorable offer from an individual or other entity.

                       (2) Vote Required. For any acquisition transaction requiring the approval of the shareholders, the following shall apply:

                              (a) If a majority of the members of the board of directors shall have approved the acquisition transaction and submitted it for the approval of the shareholders with a recommendation that the shareholders vote in favor of the acquisition

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Notice of Annual Meeting of Stockholders
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                              transaction, then the approval of a majority of
                              the issued and outstanding shares entitled to vote shall be sufficient to approve the acquisition transaction; or

                              (b) If a majority of the members of the board of directors has not approved an acquisition transaction, or a majority of the board of directors has declined or objected to an acquisition transaction, then the approval of sixty-six percent and two-thirds (66 2/3%) of the issued and outstanding shares entitled to vote shall be required to approve the acquisition transaction.

                       (3) Acquisition Transactions. The term "acquisition transaction" shall include every type of acquisition, whether effected by purchase, exchange, merger, consolidation, tender, operation of law or other means, of all or a substantial part of the corporation's issued or outstanding stock or assets. A "substantial part" shall mean
                              (i) more than 25% of the issued or outstanding shares of the corporation or of any subsidiary or subsidiaries which comprise more than 25% of the consolidated assets of the corporation, or (ii) assets of the corporation or any subsidiary having a value of more than 25% of the total consolidated assets of the corporation as of the end of the most recent fiscal year of the corporation; provided, however, that the term shall not apply to the merger, consolidation, reorganization or similar transactions of and among subsidiaries of the corporation which are approved by the corporation as shareholder.

                       (4)    Any amendments to this Article SEVENTH, Section
                              (F) shall require the approval of 66 2/3% of the issued and outstanding shares.

     4. To conduct such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on March 3, 1999 are entitled to notice and to vote at the meeting.

I urge you to sign and date the enclosed proxy and return it at once in the enclosed envelope. Proxies may be revoked at any time prior to the voting thereof.

By Order of the Board of Directors




                              Leesa M. Harris
                              Secretary

March  9, 1999

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                                     PROXY
                           CITIZENS FINANCIAL CORP.
            ANNUAL MEETING OF STOCKHOLDERS-SATURDAY, APRIL 17, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF CITIZENS FINANCIAL CORP.

         Mary Perchan, Carl Antolini, Jr., and Harriet E. Shaw, or any of them, each with all the powers and discretion the undersigned would have if personally present, are hereby appointed to represent the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Citizens Financial Corp. to be held on April 17, 1999 (including any adjournments or postponements thereof), and to vote all shares of stock of Citizens Financial Corp. which the undersigned is entitled to vote on all matters that properly come before the meeting, subject to any directions indicated in the boxes below.

This Proxy shall be voted as follows (MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING):

1. FIX THE MAXIMUM NUMBER OF DIRECTORS AT NINE (9)

      ___ FOR                   ___ AGAINST                        ___ ABSTAIN

2. ELECTION OF FOUR (4) CLASS 3 DIRECTORS (To serve three-year terms until the Annual Meeting of Stockholders to be held in April, 2002).

   ___ FOR ALL NOMINEES LISTED BELOW   ___ AGAINST ALL NOMINEES LISTED BELOW

(INSTRUCTION: To vote against any individual nominee, strike a line through the nominee's name in the list below)

                                Max L. Armentrout
                                 Raymond L. Fair
                                 John F. Harris
                                  L.T. Williams

3. AMENDMENT TO THE CERTIFICATE OF INCORPORATION AS EXPLAINED IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

   ___ FOR             ___ AGAINST                ___ ABSTAIN

4. IN THE DISCRETION OF THE PROXY REPRESENTATIVES, TO VOTE WITH RESPECT TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED, IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE REPRESENTATIVES WILL VOTE "FOR" THE ABOVE LISTED PROPOSALS.

DATED this ___ day of ___________________, 1999 (Please date this Proxy).

_________________________________________
   Signature of Registered Owner

_________________________________________
   Signature of Registered Owner

                                                  Number of Shares Held:_____

When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

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